OMITTED: LOGO OF
                                               UNITED STATES BANKRUPTCY COURT
                                               WESTERN DISTRICT OF TEXAS


IT IS HEREBY ADJUDGED and DECREED that the below described is SO ORDERED.



Dated: May 29, 2003                                  /s/ FRANK R. MONROE
                                                --------------------------------
                                                         FRANK R. MONROE
                                                 UNITED STATES BANKRUPTCY JUDGE


--------------------------------------------------------------------------------


                         UNITED STATES BANKRUPTCY COURT
                            WESTERN DISTRICT OF TEXAS

 IN RE:                                    ss.
                                                    ss.     CASE NO. 02-14222FM
 XETEL CORPORATION                                  ss.         Chapter 11



               ORDER CONFIRMING FIRST AMENDED PLAN OF LIQUIDATION
         FOR XETEL CORPORATION AS MODIFIED UNDER CHAPTER 11, TITLE 11,
                               UNITED STATES CODE
                               ------------------


          CAME ON FOR  CONSIDERATION  the First Amended Plan of Liquidation  for

 XeTel Corporation,  as Amended, Under Chapter 11, Title 11, United States Code,

 as  modified  by the First  Modification  filed by Debtor on May 16,  2003 (the

 "Plan").  The Plan has been  submitted for  confirmation  by the Debtor and the

 Official  Committee of Unsecured  Creditors in the  above-captioned  Chapter 11 case  ("Debtor") and was the subject of a confirmation  hearing held on May 19,

 2003.

          IT APPEARING TO THE COURT that the proposed  Disclosure  Statement and

 Plan of Reorganization  were filed by the Debtor on February 18, 2003; hearings were held on the  adequacy of the  proposed  Disclosure  Statement on April 14,

 2003, that the Amended Disclosure Statement with respect to First Amended Plan of Liquidation, Under Chapter 11, Title 11, United States Code (the "Disclosure

Statement") was approved by the Court by Order dated April 16, 2003.

          IT FURTHER APPEARING TO THE COURT that the Debtor and the Committee on

May 16, 2003 filed non-material modifications to the Plan;

          IT FURTHER  APPEARING TO THE COURT that Disclosure  Statement and Plan were  transmitted  to the holders of claims on April 16, 2003,  acceptances  and rejections of the Plan were  solicited  and obtained;  according to the vote and results  announced by the Debtor,  the Plan was accepted by all impaired Classes except Class III, and Class V (Equity  Intents),  which was deemed to reject the

Plan;

          IT FURTHER  APPEARING  TO THE COURT that only the  Comptroller  of the

State of Texas  filed an  objection  to  confirmation  of the Plan and that such objections  have  either  been  resolved  by the First  Modification,  or by the provisions of this Order, or should be overruled;

          IT FURTHER APPEARING TO THE COURT that the Debtor presented  testimony evidence  and  argument of counsel in support of the  confirmation  of the Plan;

based upon the foregoing,  the Court having  determined  after hearing on notice that:

     1. The Plan complies, and the Debtor and Committee as proponents of the Plan has complied, with the applicable provisions of Chapter 11 of the Bankruptcy Code; and the Plan has been proposed in good faith and not by any means forbidden by applicable law;

     2. Any payment made or to be made by the Debtor or Committee, as proponents, for services or for costs and expenses in connection with the case, or in connection with the Plan and incident to the case, has been approved by, or is subject to the approval of, the Court as reasonable;






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



     3. There is no regulatory commission having jurisdiction after confirmation of the Plan over the rates of the Debtor; and, there is no rate change provided for in the Plan requiring approval of any such commission;

     4. With respect to each impaired class of claims contained in the Plan, each holder of a claim either has accepted the Plan or will receive or retain under the Plan, on account of such claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date;

     5. Each class of claims has accepted the Plan, is not impaired under the Plan, or is subject to cramdown under 11 U.S.C.ss.1129(b);

     6. Except to the extent that a holder of a particular claim has agreed to different treatment of such claim, the Plan provides that with respect to a claim of the kind specified in 11 U.S.C. ss.ss. 507(a)(1) through
          (8), the holder of such claim will receive on the Effective Date or on account of such claim, cash equal to the allowed amount of such claim as it may become due;

     7. Excluding all acceptances of the Plan by any insider, at least one class of claims that is impaired under the Plan has accepted the Plan;

     8. Confirmation of the Plan is not likely to be followed by Chapter 7 liquidation, or the need for further financial reorganization of the Debtor;

     9. With respect to Class V Equity Interest Holders, such interests have no value and/or, there is no holder of any interest junior to such class which will receive or retain any property on account of such interest.

     10.  All fees payable under 28 U.S.C.ss.1930 have been or will be paid;

     11. The Modifications proposed by the Debtor and The Committee and all modifications announced at the confirmation hearing are not material and do not require additional disclosure pursuant to 11 U.S.C. ss. 1127, and no party in interest has either opposed or requested a vote change based upon such modifications except as reflected in this Order. In addition to the Modifications, the Plan is further modified as follows:

               a. Section 9.1 of the Plan is modified, and the First Modification is amended, to provide that the State of Texas shall have 120 days from the Effective Date, which may be extended for cause, in order to complete its tax audit, and shall have 45 days from the completion of the audit to file any amendment to its Proof of Claim(s).

               b. Section 9.6 of the Plan is modified to provide that, in connection with any Response to any claims objection filed by the Plan Trustee or Debtor, the State of Texas need only attach to such response its completed audit and the tax certified statement for the taxes addressed by the objection to the Proof of Claim, but will not file such attachments with the Court. This provision shall not preclude further discovery in connection with such claim objection.

     NOW, THEREFORE, IT IS HEREBY

     ORDERED, ADJUDGED and DECREED that the Plan, as modified, is confirmed.

                                          ###



AGREED:



     /s/ Mark C. Taylor
----------------------------------
Mark C. Taylor, counsel for Debtor


     /s/ Patrick Huffstickler
----------------------------------
Patrick Huffstickler, Counsel for Official Committee
of Unsecured Creditors


APPROVED AS TO FORM:


     /s/ James Burshtyn
----------------------------------
James Burshtyn
Assistant Attorney General, State of Texas
for the Texas Comptroller of Public Acounts





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